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                                                                    EXHIBIT 10.2

                              SEPARATION AGREEMENT

This Separation Agreement ("Agreement") is executed August 1, 2001, to be effective July 2, 2001, by and between BINDVIEW CORPORATION (a registered assumed name of BindView Development Corporation), a Texas corporation (the "Company"), and RICHARD P. GARDNER, a resident of Harris County, Texas (the "Executive").

1. The parties previously entered into an Executive Employment Agreement effective as of January 5, 2000 ("Employment Agreement") under which the Executive was employed as President and Chief Executive Officer of the Company. The parties likewise previously entered into a First Amended and Restated Nonqualified Stock Option Agreement effective as of May 1, 2000 (the "2000 Option Agreement") and a Nonqualified Stock Option Agreement effective as of May 1, 2001 (the "2001 Option Agreement") (collectively the "Option Agreements").

2. The parties agree that the Executive is resigning from the Company for "Good Reason" as that term is used in Section 4(g) of the Employment Agreement. The Executive's last day of employment was July 2, 2001.

3. Because the Executive is resigning for Good Reason, under Section 4(c)(2) of the Employment Agreement he is entitled to a payment equal to 36 times the average of his monthly base salary for the 12 months immediately preceding July 2, 2001, in a total amount of $675,000.00. The Executive acknowledges receipt of such payment.

4. Under the Option Agreements and the 50% forward-vesting provision in Section 4(c)(1) of the Employment Agreement, the Executive's options to purchase the Company's common stock are vested as to a total of 1,031,250 shares at $10.00 per share and 412,500 shares at $2.90 per share; such options may be exercised in accordance with the respective Option Agreements and associated option plans at any time on or before September 30, 2001, but any options not exercised by then will be forfeited and canceled.

5. This Agreement amends the Employment Agreement and Option Agreements to conclusively establish the severance payment due to the Executive and the vesting and exercisability of the Executive's options; there are no other severance payments due to the Executive and no other options to purchase the Company's stock exercisable by him except as set forth herein. The Employment Agreement and the Option Agreements otherwise remain in full force and effect except as modified by this Agreement.

6. The Executive and the Company have each had the opportunity to consult counsel of their choice in connection with the negotiation, execution, and delivery of this Agreement.

BINDVIEW CORPORATION, BY:                       EXECUTIVE


---------------------------                     --------------------------------
Eric J. Pulaski, President                      Richard P. Gardner
and Chief Executive Officer